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                                                                   EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT
                              --------------------


AGREEMENT made effective the First day of August, 1993, by and between SAFE ALTERNATIVES CORPORATION OF AMERICA, INC. (hereinafter called "Employer"), a Delaware corporation with its principal offices in Ridgefield, Connecticut, and RICHARD J. FRICKE (hereinafter called "Employee"), a resident of Wilton, Connecticut.


                                  WITNESSETH:
                                  -----------

     WHEREAS, Employer is a corporation engaged in several industries, and wishes to employ Employee to render services to it; and

     WHEREAS, Employee is willing to perform services for Employer, all in accordance with the following terms, conditions and provisions.

     NOW, THEREFORE, it is agreed that:

     1.  EMPLOYMENT:  Effective from and after August 1, 1991, Employee shall
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faithfully serve Employer in the business of Employer (hereinafter called the
"Business"), until this association is terminated as provided in Paragraph 10 hereof.

     2.  DUTIES:  Employee shall devote time and attention as required to the
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performance of services in the Business as CORPORATE COUNSEL, and the additional time that may be required of Employee for the administration and management of the Business. Some of these duties are attached hereto and made a part hereof on Schedule "A". Schedule "A" shall not be deemed a limitation of other duties. Employee shall perform such duties as shall be reasonably assigned to Employee by Employer.

          It it understood by Employer that Employee is engaged in another business or businesses which are not related to Employer. It is agreed and understood by Employer that Employee shall be allowed to continue in said business or businesses and conduct said business or businesses in property owned or leased by Employer. It is also understood and agreed that the business of Employer shall be the primary business of Employee.

     3.  COMPENSATION:  Employee shall receive and Employer shall pay to
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Employee during the first year of the term of this Agreement a salary at the rate of $300,000.00 per year, payable  weekly in arrears.  In addition, Employee
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shall be paid, on an annual basis in arrears, a bonus of ten (10%) percent of the net annual income of Employer. In addition, Employee may receive such productivity,overtime and workload compensation as the Board
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of Directors may, from time to time, determine, said determination to be totally within the discretion of said Board of Directors. In the event that the normal salary above shall be changed at the end of any yearly term hereof, such changed amount shall be set forth on Schedule "C" attached hereto, dated and signed by both parties and made a part hereof.

     4.  EXPENSES:  Employer recognizes that Employee will incur, from time to
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time, for Employer's benefit and in furtherance of Employer's Business, various expenses; and Employer agrees either to pay directly, advance sums to Employee to be used for expenses, or to reimburse Employee for expenses if approved by Employer prior to incurring same as follows:

          (a)  Business association dues and memberships.
          (b)  State license fees.
          (c)  Business conventions and meeting expenses.
          (d) Employee agrees to submit to Employer the documentation as may be necessary to substantiate the deductibility of the foregoing expenses for income tax purposes.
          (e) Special expenses required for critical or emergency purposes consistent with sustaining the services the business requires, as determined by the Regional Director of Services ("Employee").

     5.   VACATION:  Each year during this Agreement, Employee shall be entitled
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to a vacation so set forth in Schedule "C" attached hereto.  Vacation and other leave shall be taken on reasonable prior notice and at a time and manner not to interfere with the proper operation of the Business. Unused vacation time may not be carried over from year to year without Employer's written consent.

     6.   EQUIPMENT AND EXPENSES, INSURANCE AND AUTOMOBILES:  Employer shall
          -------------------------------------------------
provide and pay for suitable office space and facilities, furniture, fixtures, equipment, supplies and other employees and assistance necessary or appropriate for the Business, and, in addition, shall pay for or reimburse to Employee the expenses provided for in Paragraph 4 above. In addition, Employer shall provide Employee with a suitable automobile, suitable health and major medical insurance, and suitable life insurance.

     7.   SALARY CONTINUATION:  If Employee becomes physically or mentally
          -------------------
disabled, Employee shall nonetheless receive the salary due hereunder for Twelve
(12) years, from the date of said disability. In the event of the death of Employee, Employer agrees to pay the Employee's salary, to the estate of Employee for a period of Ten (10) years after said death.

     8.   EMPLOYEE CONDUCT:  Employee, at all times during this Agreement,
          ----------------
shall:
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          (a)  Observe and conform to all the laws, customs and principle of ethics of the business;
          (b) Comply with all of Employer's reasonable directions and orders in the Business;
          (c) Not disclose, except to Employer, any trade secrets or information with respect to Employer, the Business, of any clients thereof.

     9.   POLICY DECISIONS:  It is understood that Employer shall have the sole
          ----------------
and exclusive right of management over the Business, said decisions to be taken by vote of the Board of Directors pursuant to the By-Laws of the Corporation.

     10.  CONDITIONS OF TERMINATION:  (1) the minimum term of this Agreement
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shall be fifteen (15) years, unless earlier terminated by employee.  (2) After fifteen (15) years and unless otherwise agreed to in writing by Employer and Employee, this Agreement shall terminate on the occurrence of any of the following events:

          (a) Employer feels, at Employer's sole discretion, that Employee should be terminated only for just cause: e.g., theft, inattentiveness to duties, lack of reasonable productiveness, etc.;
          (b)  Upon the election to retire by Employee;
          (c)  At the death of Employee;
          (d)  Upon the unanimous vote of Employer's Board of Directors.

     11.  RESTRICTIVE COVENANTS:  In consideration of good and valuable
          ---------------------
consideration, receipt of which is hereby acknowledged by Employee, and the mutual promises herein set forth, Employee expressly covenants and agrees as follows:

          (a) Employee shall not at any time divulge to persons who are not employees of Employer, any confidential information obtained by Employee in the course of employment by Employer relating to the Business, work products, financial or marketing plans or personnel of Employer.

          (b) In the event Employee's employment hereunder is terminated, on the termination of Employee's services for Employer, Employee shall immediately return to Employer all property in Employee's possession belonging to Employer. Employee acknowledges that all books, financial materials, manuals, records, client's lists and other papers relating to the Business, at any time in Employee's possession, are the property of Employer.

          (c) During the term of Employee's employment hereunder and, for a term of one and one-half (1-1/2) years
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               thereafter, Employee shall not directly or indirectly, either on behalf of Employee or on the behalf of any business venture, non-profit organization, or any other entity, as an employee, agent, consultant, partner, principal, stockholder, officer or otherwise, without the prior written permission of Employer:

               (i) own or manage or work for a company, individual, or corporation which competes with Employer; or

               (ii) recruit any employee or contractor of Employer or induce or attempt to induce any Employee or contractor of Employer to leave the employ of or terminate a relationship with Employer.

          (d) The period of time during hich Employee is prohibited from engaging in certain activities pursuant to the terms of this Paragraph 11 shall be extended by the length of time during which Employee is in breach of the terms of this Paragraph 11.

          (e) If Employee shall engage in the practices set forth in Paragraph 11(c) above within the time limited therein, or in violation of the provisions of this Paragraph 11, termination of Employee's employment shall be considered a termination for cause which will result in great damage and loss to Employer. As liquidated damages for loss suffered by Employer and not as punitive damages, if Employee shall have violated the provisions hereof, Employee shall pay to Employer the amount of the average of Employee's last three (3) years salary, in addition to any other remedies available to Employer hereunder by law, made and provided.

          (f) The provisions of this Paragraph 11 shall be regarded as divisible and shall be operative both as to time and area covered only to the extent that they are legally enforceable, and if any of the provisions of this Paragraph 11 or any part hereof are determined invalid or unenforceable, the ability and enforceability of the remainder of this Paragraph 11 and of the other terms and conditions of this Agreement shall not in any way be affected thereby.

          (g) Employee acknowledges that (i) the covenants contained in this Paragraph 11 are a material factor in inducing Employer to enter into this Employment Agreement; (ii) that Employee's
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               services under this Agreement are unique and extraordinary; and
               (iii) that Employee has and will have access to secret and confidential information of the Employer. Without intending to limit the remedies available to Employer if Employee violates the terms of this Paragraph 11, Employer shall be entitled to injunctive relief to restrain the breach or threatened breach or otherwise to specifically enforce any of the covenants of this Paragraph, in addition to such other remedies and relief which, in the event of such breach, may be available to it.

     12.  SETTLEMENT AND ARBITRATION OF DISPUTES:  Any dispute or controversy
          --------------------------------------
arising under this Agreement shall be determined and settled by arbitration under the rules of the American Arbitration Association. The arbitration award shall be final and binding and judgment on the award may be entered by any court having competent jurisdiction.

     13.  AMENDMENT:  No modification, amendment, addition to, or termination of
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this Agreement, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all the parties.

     14.  BINDING AGREEMENT:  This Agreement shall be binding upon and inure to
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the benefit of the parties hereto, their distributees, legal representatives, successors, and assigns.

     15.  NOTICES:  All notices under this Agreement shall be in writing and
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shall be served by personal service, or registered mail, return receipt requested, and shall be addressed to each party at his residence or its business address. Either party may notify the other party of a different address to which notices shall be sent.

     16.  GOVERNING LAW:  This Agreement shall be governed by the laws of the
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State of Connecticut.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date and year first above written.


Signed, Sealed and Delivered
in the presence of:           SAFE ALTERNATIVES CORPORATION
                              OF AMERICA, INC. (Employer)

  s\Tracey Jackson            By: s\Stephen J. Thompson
 -------------------             --------------------------------
                                 STEPHEN J. THOMPSON, (President)


  s\Sharlet S. Wirzulis
 -----------------------
 s\Tracey A. Jackson          s\Richard J. Fricke
 --------------------         -------------------
                              RICHARD J. FRICKE (Employee)




STATE OF CONNECTICUT   )
                       ) SS.: RIDGEFIELD
COUNTY OF FAIRFIELD    )


     Personally appeared, Richard J. Fricke, Secretary of SAFE ALTERNATIVES CORPORATION OF AMERICA, INC., Signer and Sealer of the foregoing Instrument, and acknowledged the same to be his free act and deed, and the free act and deed of said Corporation, before me.

                              ----------------------------------
                              Sharlet S. Wirzulis, Notary Public
                              My Commission expires 2/28/97

                              (notary stamp)



STATE OF CONNECTICUT   )
                       ) SS.: RIDGEFIELD
COUNTY OF FAIRFIELD    )


     Personally appeared, Stephen J. Thompson, individually, Signer and Sealer of the foregoing Instrument, and acknowledged the same to be his free act and deed before me.

                              ----------------------------------
                              Sharlet S. Wirzulis, Notary Public
                              My Commission expires 2/28/97

                              (notary stamp)

                                   SCHEDULE A
                                   ----------

          All duties shall be consistent with Corporate Counsel.

                                    RESOLVED

     BE IT RESOLVED that the Board of Directors of Safe Alternatives Corporation of America, Inc., hereby amend the employment contract of Richard J. Fricke as follows:

     Said Employee, Richard J. Fricke, shall, in addition to a Salary, receive expense and automobile allowance of $1,000.00 per month. Additionally, Employee shall receive a marketing incentive, payable quarterly, equal to one (1.0%) percent of SAC's consolidated quarterly net revenues, (computed non-cumulatively) in excess of $2.5 million, plus; a performance-based incentive, payable quarterly, and equal in amount to (5%) percent of SAC's consolidated corporate pre-tax earnings (computed non-cumulatively). This incentive shall be paid in your discretion in a combination of cash and SAC's common shares at their market value as of their issuance date, plus; a seniority bonus consisting of a number of shares of SAC's common stock equal to one and one-half of (1.5%) percent of the adjusted number ("Adjusted Number") of SAC's total shares outstanding as of the end of each year during the term of your employment contract, and issued within fifteen (15) days following the end of each contract year. The Adjusted Number shall be equal to the total number of shares outstanding, reduced by the amount of all shares issued to third parties in consideration of employment agreements, consulting contracts, leases and asset acquisitions (where these transactions are brought about without the benefit of your direct active efforts and stewardship).

Dated at Danbury, Connecticut this 1st day of April, 1994.



                                    s/Richard J. Fricke
                                    ------------------------------
                                    RICHARD J. FRICKE



                                    s/Stephen J. Thompson
                                    ------------------------------
                                    STEPHEN J. THOMPSON



                                    s/Robert F. Thompson
                                    ------------------------------
                                    ROBERT F. THOMPSON